                             EXHIBIT (3)(b)

                                                              As Amended through
                                                              March 18, 1994.



                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                         PARAMOUNT COMMUNICATIONS INC.



                                   ARTICLE I
                                     OFFICE

      SECTION 1. The principal office of the Corporation in the State of Delaware shall be the principal office in the State of Delaware of The Prentice-Hall Corporation System, Inc. or any successor corporation.

      SECTION 2. The Corporation may have other offices at such other place or places within or without the State of Delaware as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

      SECTION 1. All meetings of the stockholders of the Corporation shall be held at such place or places either within or without the State of Delaware as shall be fixed by the Board of Directors and specified in the notices of said meetings.

      SECTION 2. Annual meetings of stockholders shall be held at a date, time and place as shall be fixed by resolution of the Board of Directors and as shall be stated in the notice of meeting, for the election of a Board of Directors and for the transaction of such other business as may properly be brought before the meeting.

      SECTION 3. Special meetings of the stockholders shall be called at any time by the Secretary or any other officer, whenever directed by the Board of Directors or by the Chief Executive Officer. The purpose or purposes of the proposed meeting shall be included in the notice provided for in Section 6 of
Article II.

      SECTION 4. At all meetings of stockholders any stockholder shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Proxies shall be in writing, but except as otherwise provided by law, need not be sealed, witnessed or acknowledged, and shall be filed with the Secretary prior to or at the commencement of the meeting to which they relate.

      SECTION 5. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation; but if at any regularly called meeting of stockholders there be less than a quorum present, the stockholders present may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if, at the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      SECTION 6. Written notice of all meetings of the stockholders of the Corporation stating the place, date and hour of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting either personally or by mailing such notice postage prepaid and addressed to him at his post office address as such address shall appear on the stock books of the Corporation, except as otherwise provided by law.

      SECTION 7. The Chairman of the Board, or in the Chairman's absence or at his direction, the President, or in the President's absence or at his direction, any executive officer of the Corporation shall call all meetings of the stockholders to order and shall act as Chairman of such meeting.

      SECTION 8. The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders or, in his absence, the Chairman of the meeting may appoint any person to act as secretary.

      SECTION 9. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced at the time and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      SECTION 10. The Board of Directors, in advance of all meetings of the stockholders, may appoint two judges of stockholder votes, who may be stockholders or their proxies, but not Directors of the Corporation or candidates for office. In the event that the Board of Directors fails to so appoint judges of stockholder votes or, in the event that one or more judges of stockholder votes previously designated by the Board of Directors fails to appear or act at the meeting of stockholders, the Chairman of the meeting may appoint one or more judges of stockholder votes to fill such vacancy or vacancies. Judges of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of judge of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Judges of stockholder votes shall, subject to the power of the Chairman of the meeting to open and close the polls, take charge of the polls and, after the voting, shall make a certificate of the result of the vote taken.

      SECTION 11. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and voting shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                                  ARTICLE III
                                   DIRECTORS

      SECTION 1. The property and business of the Corporations shall be managed by a Board of Directors of not less than 8 nor more than 26 Directors. The number of Directors shall be fixed from time to time by resolution of the Board of Directors. Directors need not be stockholders. Directors shall (except as hereinafter provided for the filling of vacancies) be elected by the holders of the capital stock, by a plurality vote thereof, at the annual meeting of stockholders and shall hold office for one year and until their successors are respectively elected and qualify. The Board of Directors may at any time by amendment of the By-Laws increase or decrease the number of Directors of the Corporation.

      SECTION 2. Vacancies in the Board of Directors from any cause whatever, including vacancies created by reason of any amendment to these By-Laws increasing the number of Directors or any increase pursuant to these By-Laws, shall be filled by a majority of the remaining Directors through less than a quorum and the Directors so chosen shall hold office until their successor shall be duly elected and qualify. The powers of Directors to fill vacancies in the Board of Directors are subject, in case the remaining Directors shall constitute less than a majority of the whole Board, to the rights of the stockholders as provided by law.

      SECTION 3. A meeting of the Board of Directors shall be held immediately after the annual meeting of the stockholders and regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors. No notice need be given of regular meetings of the Board.

      SECTION 4. Special meetings of the Board of Directors may be called by the Chairman of the Board or Secretary or by any two (2) Directors by giving notice orally or in writing personally received by each Director at least twelve hours prior to the time of the holding of the meeting or by actual delivery of any form of written notice including telegraph, telex or transmission by telecopy, graphic scanning or any other means of transmission to his address as shown upon the books of the Corporation at least two (2) days prior to the time of the holding of the meeting, or mailed to each Director at his address as shown on the books of the Corporation at least four (4) days prior to the time of the holding of the meeting.

      SECTION 5. The Board of Directors may hold its meetings and keep the books of the Corporation outside the State of Delaware, at such place or places as may from time to time be determined by resolution of the Board or by written consent of all its members.

      SECTION 6. A majority of the Directors shall constitute a quorum for the transaction of business.

      SECTION 7. The business of the Corporation shall be managed by its Board of Directors which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By- Laws directed or required to be executed or done by the stockholders.

      SECTION 8. The Board of Directors may, by resolution passed by a majority of the whole Board, designate three or more Directors to constitute a finance committee, one of whom shall be designated as Chairman. The committee shall hold office until the next election of the Board of Directors. Any vacancy occurring in the committee shall be filled by the Board of Directors. Regular meetings of the committee shall be held at such times and on such notice and at such places as it may from time to time determine. Special meetings of the committee shall be called by any member of the committee. The committee shall advise with and aid the officers of the Corporation in connection with financial matters, and shall generally perform such duties and exercise such powers as may from time to time be delegated to it by the Board of Directors. The fact that the finance committee has acted shall be conclusive evidence that the Board of Directors was not in session at such time or that a quorum of the Board had failed to attend the regular or special meeting thereof.

      The finance committee shall keep regular minutes of its transactions and shall cause them to be recorded in a book kept in the office of the Corporation designated for that purpose, and shall report the same to the Board of Directors at their regular meeting. The committee shall make and adopt its own rules for the government thereof and shall elect its own officers.

      SECTION 9. The Board of Directors may, by resolution passed by a majority of the whole Board, designate three or more Directors to constitute an executive committee, one of whom shall be designated Chairman. The committee shall hold office until the next election of the Board of Directors. Any vacancy occurring in the committee shall be filled by the Board of

Directors. Regular meetings of the committee shall be held at such times and on such notice and at such places as it may from time to time determine. The committee shall act, advise with and aid the officers of the Corporation in all matters concerning its interest and the management of its business, and shall generally perform such duties and exercise such powers as may from time to time be delegated to it by the Board of Directors, and shall have authority to exercise all the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and the affairs of the Corporation whenever the Board of Directors is not in session or whenever a quorum of the Board of Directors fails to attend any regular or special meeting of such Board. Without limiting the generality of the foregoing grant of authority, the executive committee is expressly authorized to declare dividends, whether regular or special, to authorize the issuance of stock of the Corporation and to adopt a certificate of ownership and merger pursuant to Section 253 or any successor provision of the Delaware General Corporation Law. The committee shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The fact that the executive committee has acted shall be conclusive evidence that the Board of Directors was not in session at such time or that a quorum of the Board had failed to attend the regular or special meeting thereof.

      The executive committee shall keep regular minutes of its transactions and shall cause them to be recorded in a book kept in the office of the Corporation designated for that purpose, and shall report the same to the Board of Directors at their regular meeting. The committee shall make and adopt its own rules for the government thereof and shall elect its own officers.

      SECTION 10.          AUDIT COMMITTEE

                (a)        Number, Appointment, Term of Office

                The Board of Directors shall appoint from among its members an audit committee (the "Audit Committee") which shall consist of not less than three Directors, all of whom shall be independent directors.

                (b)        Functions and Powers

                The Audit Committee shall have the following responsibilities, functions and powers:

                        (i) To review prior to issuance all annual financial reports of the Corporation with the independent auditors of the Corporation and with such other persons as the Audit Committee may deem appropriate for the purpose of being assured that the accounting principles employed in connection with such reports fairly present the financial position of the Corporation in accordance with generally accepted accounting principles; such review shall include consideration of the appropriateness of the establishment of, maintenance of, or reduction of any material allowance for possible loss accounts of the Corporation and provisions thereto; such consideration shall include a review of the rationale with respect to the establishment, maintenance or reduction of such an allowance account; the consistency with the prior fiscal years of the method of computing and establishing the provision for losses; and the documentation for such provision for losses;

                       (ii) To review (before or promptly after issuance) financial information (including quarterly financial reports) material to the Corporation publicly disseminated by the Corporation; all officers of the Corporation shall promptly call the attention of the Audit Committee to any such information disseminated or to be disseminated;

                      (iii) To meet with the Corporation's independent auditors on a regular basis and to review with them their audit reports and findings with respect to audits conducted by them of the Corporation's financial statements. In connection therewith, the Audit Committee may retain the independent auditors of the Corporation to perform such additional services for the Corporation in connection with annual audits or otherwise as the Audit Committee deems necessary or appropriate, including the audit or examination of any aspects of the business operations or financial or accounting policies and procedures of the Corporation;

                       (iv) To review from time to time with the Corporation's independent auditors and management the Corporation's policies and procedures with respect to internal auditing, accounting and financial controls; and to provide the Board of Directors with the recommendations of the Audit Committee with respect to any changes in such policies and procedures which the Audit Committee determines to be necessary, desirable or appropriate;

                        (v) To determine, whenever there exists any disagreement or controversy between the independent auditors and the management of the Corporation, the position of the Corporation, subject to the authority of the Board of Directors, with respect to such disagreement or controversy;

                       (vi) To review the engagement of the Corporation's independent auditors, including the fee, scope and timing of the audit, and any other services rendered; to recommend to the Board of Directors at least annually the retention or change of the independent auditors of the Corporation and to recommend, in the event of a change, new auditors;

                      (vii) To review and monitor the implementation of existing policies and procedures to prevent the improper use of any assets of the Corporation or its subsidiaries;

                     (viii) To maintain appropriate procedures reasonably designed to insure compliance with the Corporation's existing corporate policy with respect to compensating balances and, thereafter, to review and monitor the implementation of that policy. The Corporation's policy, with respect to compensating balances, prohibits the maintenance of cash deposits of funds of the Corporation or its affiliates or subsidiaries, in banks, or investments in certificates of deposit and comparable money instruments issued by banks, for the purpose of conferring a material direct or indirect economic or other benefit on any officer, director or employee of the Corporation, or any other individual;

                       (ix) To adopt appropriate procedures for the review of appraisals made at the request of the Corporation or any of its subsidiaries; where appropriate, such procedures will provide for, among other things, a review of the purpose for which the appraisal is to be used, the basis of the appraisal, and the appraiser's competence and independence;

                        (x) To review and monitor the implementation of existing policies and, if necessary, to adopt and maintain additional policies and procedures with respect to conflicts of interest between the Corporation or its subsidiaries and any officer or director of the Corporation or any of its subsidiaries;

                       (xi) To make an appropriate review of any matters involving allegations of illegal activities of officers or directors of the Corporation with respect to the funds or assets of the Corporation, and to report to the Board of Directors its findings and recommendations with respect thereto;

                      (xii) To engage attorneys, auditors, investigators and other professional advisors as from time to time it deems appropriate, subject to the approval of the Board of Directors, to assist the Audit Committee in the performance of its functions and powers; and the Corporation shall pay the reasonable fees and expenses of such advisors as approved by the Audit Committee after consultation with the Board of Directors;

                     (xiii) To meet with the internal auditor, the Audit Committee may request that the internal auditor submit written reports from time to time; the internal auditor shall not be dismissed without the approval of the Audit Committee; and

                      (xiv) To include in the minutes of the Board of Directors recommendations of the Audit Committee and the actions of the Board of Directors with respect thereto.

                (c)        Meetings

                Regular meetings of the Audit Committee shall be held as the Audit Committee shall from time to time determine. Notice of regular meetings need not be given. Special meetings of the Audit Committee, at which any and all business may be transacted as could be transacted at a regular meeting, shall be held whenever called by any two members of the Audit Committee. The Secretary shall give notice to each member of the Audit Committee of each special meeting.

                Except as otherwise expressly required by these By-Laws, a majority of the Audit Committee shall be present at any meeting of the Audit Committee in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of the members present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or for an act to be the act of the Audit Committee. Subject to the provisions of these By-Laws, the Audit Committee by resolution adopted by a majority of all the members thereof shall fix its rules of procedure.

      SECTION 11. The Board of Directors may from time to time establish such other committees to serve at the pleasure of the Board with such members and duties as the Board shall from time to time establish. Any Director may belong to any number of committees of the Board, including the finance committee and the executive committee, and the Chairman of the Board shall be a member, ex officio, of both the finance committee and the executive committee and may be a member of any other committees. The Board may also establish such other committees with such members (whether or not directors) and such duties as the Board may from time to time determine.

      SECTION 12. Except as otherwise provided by law, any Director may be removed with or without cause at any time by the affirmative vote of the holders of record of a majority of all the issued and outstanding stock entitled to vote for the election of Directors of the Corporation at a special meeting of the stockholders called for that purpose.

      SECTION 13. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

      SECTION 14. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

      SECTION 15. Subject to any exclusive rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors upon the happening of certain events, nominations of candidates for election as Directors of the Corporation at any meeting of stockholders of the Corporation may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote at such meeting who complies with this Section 15. Not less than 60 days prior to the date of the anniversary of the annual meeting held in the prior year, in the case of an annual meeting, or, in the case of a special meeting called for the purpose of electing Directors, not more than 10 days following the earlier of the date of notice of such special meeting or the date on which a public announcement of such meeting is made, any stockholder who intends to make a nomination at the meeting shall deliver written notice to the Secretary of the Corporation setting forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation specified in such notice, is or will be entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a statement that the nominee (or nominees) is willing to be nominated and (iv) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee and in a
Schedule 14B (or other comparable required filing then in effect) under the Securities Exchange Act of 1934. In the event that a person is validly designated as a proposed nominee in accordance with this Section 15 (including a bona fide statement that the nominee is willing to be nominated) and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the stockholder who made such designation may designate promptly in the manner set forth above a substitute proposed nominee, notwithstanding the minimum time period set forth in this Section 15. No person may be elected as a Director at a meeting of stockholders unless nominated in accordance with this Section 15, and any purported nomination or purported election not made in accordance with the procedures as set forth in this Section 15 shall be void. In addition to any other requirements relating to amendments to these By-Laws, no proposal by any stockholder to repeal or amend this Section 15 shall be brought before any meeting of the stockholders of the Corporation unless written notice is given of (i) such proposed repeal or the substance of such proposed amendment; (ii) the name and address of the stockholder who intends to propose such repeal or amendment; and (iii) a representation that the stockholder is a holder of record of stock of the Corporation specified in such notice, is or will be entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the proposal. Such notice shall be given in the manner and at the time specified above in this Section 15. Any proposal to repeal or amend or any such purported repeal or purported amendment of this Section 15 not made or adopted in accordance with the procedures set forth in this Section 15 shall be void.

                                   ARTICLE IV
                                    OFFICERS

      SECTION 1. The Board of Directors shall elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer and may elect such other officers as it deems appropriate, all of whom shall hold office for one year and until their successors are elected and qualified. The Chief Executive Officer may designate such assistant officers as the Chief Executive Officer may determine, such assistant officers to serve at the pleasure of the Chief Executive Officer.

      SECTION 2. Said officers shall have all the usual powers and shall perform all the usual duties incident to their respective offices.

      SECTION 3. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board of Directors may, during such period, delegate his powers and duties to any other officer or to any Director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

      SECTION 4. Any vacancy in any office shall be filled for the unexpired term by a majority vote of the Board of Directors.

      SECTION 5. The Board of Directors may create such other offices as it may determine, and appoint officers to fill the same and define their duties and fix their tenure of office.

      SECTION 6. The Board of Directors may in its absolute discretion remove any officer of the Corporation.

                                   ARTICLE V
                                   DIVISIONS

      SECTION 1. Such of the business, affairs and properties of the Corporation as the Board of Directors shall from time to time determine may be set apart and constituted as a division or as divisions of the Corporation, such division or divisions to be known by such name or names as shall be determined by the Board of Directors.

      SECTION 2.  Each division established  pursuant to Section 1 of this
Article V shall have a Board of Directors (hereinafter the "Divisional Board") of so many members as the Board of Directors of the Corporation shall determine, initially elected by a majority of the Board as soon as possible after the establishment of the division, and thereafter annually at the first meeting of the Board of Directors of the Corporation following the annual meeting of the stockholders of the Corporation. Those members of any Divisional Board who are also members of the Board of Directors of the Corporation shall constitute a committee of the Board of Directors of the

Corporation appointed pursuant to Section 11 of Article III of the By-Laws and all other persons who shall serve a division in the capacities set forth in this Article are hereby appointed agents of the Corporation with the powers and duties herein set forth. The members of a Divisional Board shall serve until their respective successors shall have been duly elected and shall qualify. At least a majority of the members of a Divisional Board shall be persons who are members of the Board of Directors of the Corporation. Members of a Divisional Board shall be subject to removal at any time with or without cause by majority vote of the Board of Directors of the Corporation. In the event of the death, resignation, removal or retirement of any one or more of the members of a Divisional Board or in the event of the increase in the number of the members of a Divisional Board, any vacancy thus created may from time to time be filled by majority vote of the Board of Directors of the Corporation.

      The properties, business and affairs of a division shall be conducted and managed by and under the control of the Divisional Board appointed therefor which may exercise as to the properties, business and operations of such division all of the powers of the Corporation which are not by law required to be exercised by the Board of Directors of the Corporation or by the stockholders.

      The first meeting of each newly elected Divisional Board shall be held without notice immediately following the first meeting of the Board of Directors of the Corporation after the annual meeting of the stockholders of the Corporation and at the same place; such first meeting may in the alternative be held at such place and time as shall be fixed by the consent in writing of all the members of such Divisional Board. Regular meetings of each Divisional Board may be held without notice at such time and place as shall from time to time be determined by each Divisional Board. Special meetings of each Divisional Board may be called by the President of the division on three
(3) days notice. Such notice shall fix the time and place of such meeting and shall be given to each member of the Divisional Board either personally or by mail or by telegram. Special meetings shall be called by the President of the division or the Secretary of the division in like manner and with like notice upon the written request of two (2) members of the Divisional Board.

      Each Divisional Board shall keep regular minutes of its proceedings and all action taken by each Divisional Board shall be reported to the Board of Directors of the Corporation from time to time at the request of the latter Board.

      At all meetings of a Divisional Board the presence of a majority of such Divisional Board, at least a majority of whom shall be Directors of the Corporation, shall be requisite and sufficient to constitute a quorum for the transaction of business. The act of a majority of the members of a Divisional Board present at any meeting at which there is a quorum shall be the act of such Divisional Board, except as may be otherwise specifically provided by law, by the Certificate of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of a Divisional Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum of such Divisional

Board shall be present, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting pursuant to the original notice.

      Any action required or permitted to be taken at any meeting of a Divisional Board may be taken without a meeting if prior to such action a written consent thereto is signed by all members of such Divisional Board and such written consent is filed with the minutes of the proceedings of such Divisional Board.

      Each Divisional Board shall elect, as executive officers of the Division, a President, one or more Vice Presidents, a Secretary and a Treasurer, and in its discretion one or more Assistant Secretaries and Assistant Treasurers and such subordinate officers as may from time to time be deemed desirable. Any officer of a division may be removed, with or without cause, by action of its Divisional Board at a meeting called for that purpose. Such officers shall be elected annually by each Divisional Board at its first meeting following the annual meeting of stockholders of the Corporation and each shall hold office until the corresponding meeting of such Divisional Board in the next year and until his successor shall have been duly elected and qualified or until he shall have died or resigned or shall have been removed. The powers and duties of the executive officers of a division shall be, with respect to the business, affairs and properties of such division, as set forth in Article IV of these By-Laws with respect to the executive officers of the Corporation, with such additions or changes as may from time to time be specified by the Board of Directors of the Corporation.

      The Board of Directors of the Corporation shall have power to fix the compensation of the officers of the division. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

      All checks and drafts on a division's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money executed on behalf of a division shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Divisional Board of such division, which may in its discretion authorize any such signatures to be facsimile.

      All contracts, agreements, endorsements, assignments, transfers, stock powers or other instruments of a division may be executed and delivered by the Chairman of the Board of a division or the President of a division or any Vice President of a division or by such other officer or officers, or agent or agents of a division, as shall be thereunto authorized from time to time by a Divisional Board; and the Secretary of a division or any Assistant Secretary of a division, the Treasurer of a division or any Assistant Treasurer of a division may affix the seal of the Corporation thereto and attest the same.

                                   ARTICLE VI
                                CHECKS AND NOTES

      SECTION 1. All checks, drafts, and orders for the payment of money shall be signed by such officer or officers as the Board of Directors may from time to time determine. All endorsements for deposit shall be made in the name of the Corporation.

      SECTION 2. All promissory notes of the Corporation and acceptances must be authorized by the Board of Directors and signed by such officer or officers or other person or persons as the Board of Directors may designate.

                                  ARTICLE VII
                      FISCAL YEAR, RESERVES AND DIVIDENDS

      SECTION 1. The Corporation's fiscal year shall be the 11 month period ending March 31, 1994. Subsequently, the Corporation's fiscal year shall be conformed to that of Viacom Inc. or any successor thereto.

      SECTION 2. The Board of Directors shall have power to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and to vary, increase or decrease or abolish any such reserve so created.

                                  ARTICLE VIII
                                      SEAL

      SECTION 1. The seal of the Corporation shall be circular in form with the name of the Corporation and the state in which it is incorporated.

                                   ARTICLE IX
                                     STOCK

      SECTION 1. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer, or the Secretary of the Corporation, or as otherwise permitted by law, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

      SECTION 2. Transfers of stock shall be made on the books of the Corporation by the holder of the shares in person or by his attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.

      SECTION 3. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates of stock or of uncertificated shares, and may appoint a transfer agent and a registrar of transfers, and may require all such certificates to bear the signature of such transfer agent and of such registrar of transfers.

      SECTION 4. The Board of Directors shall have power to fix in advance a date which shall be not less than ten (10) days and not exceeding sixty (60) days preceding the date of any meeting of stockholders and not exceeding sixty
(60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

      SECTION 5. In case any certificate of stock is lost, mutilated or destroyed, the Board of Directors may issue a new certificate in place thereof upon such terms and conditions as it may deem advisable and as may be permitted by the laws of the State of Delaware.

                                   ARTICLE X
                                WAIVER OF NOTICE

      SECTION 1. Whenever any notice whatever is required to be given under the provisions of these By-Laws or of any law, a waiver thereof in writing, signed by the persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE XI
                                   AMENDMENTS

      SECTION 1. The stockholders may at any meeting amend, alter or repeal any of these By-Laws by the affirmative vote of the holders of the majority of the shares of capital stock issued and outstanding, provided the substance of the proposed amendment shall have been stated in the notice of the meeting, or by unanimous vote of all the stockholders without such notice.

      SECTION 2. The Board of Directors may at any meeting amend, alter or repeal any of these By-Laws (to the extent that action by the stockholders is not required by law) by the affirmative vote of the majority of the Board.

                                  ARTICLE XII
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

      SECTION 1.  To the fullest extent permitted by the laws of the State of
Delaware:

                (a) The Corporation shall indemnify any person (and his heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

                (b) The Corporation shall pay expenses incurred in defending any action, suit or proceeding described in subsection (a) of this
Section in advance of the final disposition of such action, suit or proceeding, including appeals.

                (c) The Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Section against any liability asserted against him, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

                (d) The provisions of this Section shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Section shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Section and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Section shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Section shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, director, employee or agent may otherwise be entitled or permitted by contract, the Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of the specified individuals shall be made to the fullest extent permitted by law.

                (e) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.